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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated February 20, 2008, accompanying the consolidated financial statements and schedules and management's assessment of the effectiveness of internal control over financial reporting (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation 48, Accounting for Uncertainty in Income Taxes- an Interpretation of FASB Statement No. 109) included in the Annual Report of SPSS Inc. and subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of SPSS Inc. on Forms S-3 (Nos. 333-133378, 333-41207, 333-21025, 333-10423, 333-30460, 333-71236,
333-108048 and 333-143802) and on Forms S-8 (Nos. 333-133587, 333-90694, 333-
87374, 333-57168, 333-45900, 333-25869, 33-73130, 33-80799, 33-73120, 333-63167,
33-74402, 333-75674, 333-108663, 333-120066 and 333-125824).

                                               /s/ GRANT THORNTON LLP

Chicago, Illinois
February 20, 2008